Exhibit 99.1

OCZ TECHNOLOGY RAISES $15.4 MILLION WITH
INSTITUTIONAL INVESTORS THROUGH PRIVATE
TRANSACTION

Funding to Enable Continued Development of its SSD Business

SAN JOSE, CA—March 24, 2010—OCZ Technology Group, Inc. (OTCBB:OCZT), a leader in high performance and reliable memory and flash-based storage as an alternative to hard disk drives (HDDs), has closed $15.45 million in funding in order to support its growing solid state drive (SSD) business.

Through the transaction, OCZ sold 5,151,662 shares of its common stock (approximately $15.45 million in the aggregate) to several institutional investors. The transaction includes warrants to purchase an aggregate of an additional 2,575,831 shares of common stock. The warrants are immediately exercisable, have a term of five years and contain certain other features.  Merriman Curhan Ford (NASDAQ:MERR) acted as the exclusive placement agent for the transaction.

“Over the course of the last few years, we have met the demand for a better storage option head-on, by delivering high performance solid state disk drives to a wide array of customer’s globally” said Ryan Petersen, President and Chief Executive Officer of OCZ Technology Group.  “This round of funding will enable OCZ to continue its growth in SSDs and accelerate the development of next-generation solutions.”

Mr. Petersen further commented, “We believe that OCZ is well-positioned to advance the deployment of flash-based storage solutions. OCZ will continue to design, develop and implement SSD technology with its current base of over 300 customers while opening up new markets through targeting enterprise and OEM customers seeking to adopt flash media as primary storage.”

Mr. Petersen concluded, “We very much appreciate the efforts of Merriman who recognized the potential in our markets, understood the intrinsic value in OCZ and worked closely with us to bring this transaction to a successful conclusion.”

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (“OCZ”), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid State Drives (SSDs) and premium computer components.  OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs).  SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today.  In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well leading-edge computer gaming solutions.  For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ.  It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs.  Other general economic, business and financing conditions and factors are described in more detail in “Item 1A – Risk Factors” in Part II in OCZ’s Quarterly Report on Form 10-Q filed with the SEC on January 14, 2010. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com.  OCZ does not undertake to update its forward-looking statements.

Contact:
OCZ Technology Group, Inc.
Ryan Petersen, CEO
408-733-8400

The Investor Relations Group
212-825-3210
Investor Relations:
Adam Holdsworth
or
Public Relations:
Robin O’Malley or Mike Graff